Exhibit 10.1

SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT

dated as of March 30, 2012

by and between

TRI-VALLEY CORPORATION,

and

GEORGE T. GAMBLE 1991 TRUST

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN APPROVED OR RECOMMENDED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED ON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), UNDER ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT

This SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT dated as of March 30, 2012 (this “Agreement”), is made by and between Tri-Valley Corporation, a Delaware corporation (the “Company” or “Debtor”), and George T. Gamble 1991 Trust (“Purchaser”), in respect of a 14% Senior Secured Note due April 30, 2013 in the aggregate principal amount of Three Million Two Hundred Ninety-Eight Thousand Three Hundred Nine Dollars and 84/100 (US$3,298,309.84) (the “Note”) and a warrant (the “Warrant”) to purchase an aggregate of 3,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), at the exercise price of US$0.19 per share (the “Exercise Price”) for a period of five (5) years from the Closing Date.  The Note, Warrant and Common Stock acquirable upon exercise of the Warrant (“Warrant Shares”) are collectively referred to as the “Securities.”

RECITALS

A.           The Debtor executed and delivered to (i) G. Thomas Gamble (“Gamble”), that certain Promissory Note dated August 29, 2011, in the original principal amount of $150,000.00, (ii) Gamble, that certain Promissory Note dated October 13, 2011, in the original principal amount of $1,000,000.00 (the notes described in (i) and (ii) herein called the “Gamble Notes”), and (iii) Purchaser, that certain Promissory Note dated November 10, 2011, in the original principal amount of $2,000,000.00 (collectively, the “Existing Notes”).  The Existing Notes are due and payable on demand by Gamble and Purchaser.

B.           Select Resources Corporation, Inc., a Delaware corporation (“Select Resources”), is a wholly-owned subsidiary of Debtor, and Debtor owns all of the issued and outstanding shares of common stock of Select Resources (the “Select Securities”).

C.           Tri-Valley Oil & Gas Co., a California corporation (“TVOG”), is a wholly-owned subsidiary of Debtor, and Debtor owns all of the issued and outstanding shares of common stock of TVOG (the “TVOG Securities”).

D.           As a condition to the issuance of the $2,000,000 note dated as of November 10, 2011 and in consideration of the agreement of Gamble and Purchaser to extend the time upon which Gamble and Purchaser may demand payment of the Existing Notes pending completion and execution of definitive agreements by and among the parties, the Company agreed to grant to Gamble and Purchaser a security interest in certain of its property and assets as set forth herein, including a pledge of 100% of the Select Securities and TVOG Securities (collectively, the “Pledged Securities”) pursuant to the terms and conditions of a Pledge and Security Agreement effective as of November 10, 2011 by and between the Company, Gamble and Purchaser.  Pursuant to such Pledge and Security Agreement, the Company delivered to Purchaser certificates representing the issued and outstanding shares of Select Resources and TVOG (the “Subsidiary Certificates”), together with duly executed stock powers.

E.           Gamble assigned all of his right and interest under the Gamble Notes to Purchaser pursuant to an Assignment of Promissory Notes dated March 30, 2012.

F.           The Company and Purchaser desire to cancel the Existing Notes in consideration of the issuance by the Company to Purchaser of the Note and Warrant and delivery of other consideration, all upon the terms and conditions set forth in this Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I
PURCHASE AND SALE OF NOTE AND WARRANT
1.1 Purchase and Sale of Note and Warrant.

(a)           Upon the terms and conditions set forth in this Agreement, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Note in substantially the form attached hereto as Exhibit B in the original principal amount of Three Million Two Hundred Ninety-Eight Thousand Three Hundred Nine Dollars and 84/100 (US$3,298,309.84).  The Company and Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemptions from securities registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

(b)           Upon the terms and conditions set forth in this Agreement, the Company agrees to issue to Purchaser a Warrant, in substantially the form attached hereto as Exhibit C, to purchase three million (3,000,000) shares of Common Stock.

1.2 Purchase Price and Closing.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Purchaser, agrees to purchase the Note and Warrant for an aggregate purchase price of US$3,298,309.84 (the “Purchase Price”).  The closing of the purchase and sale of the Note and Warrant to be acquired by Purchaser from the Company under this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., Pacific Time, on March 30, 2012, or at such other time and place as the Company and Purchaser mutually agree upon, orally or in writing (the date of Closing being referred to herein as the “Closing Date”).  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall deliver or cause to be delivered to Purchaser (a) the Note in the original principal amount of Three Million Two Hundred Ninety-Eight Thousand Three Hundred Nine Dollars and 84/100 (US$3,298,309.84), (b) a Warrant to purchase Three Million (3,000,000) shares of Common Stock and (c) any other deliveries as required by Article V.  At the Closing, Purchaser shall deliver the Purchase Price in exchange for cancellation of indebtedness under the Existing Notes and any other deliveries as required by Article V.

1.3 Documents Required from Company.  The Company must complete, sign and deliver at Closing executed copies of the following:

(a)           this Agreement;

(b)           the Amended and Restated Pledge and Security Agreement, in substantially the form attached as Exhibit D (the “Security Agreement”);

(c)           the Assignment of Promissory Notes in the form attached as Exhibit E (the “Assignment Agreement”);

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(d)           the Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing, and Financing Statement in substantially the form attached as Exhibit F (the “Deed of Trust”);

(e)           the Note;

(f)           the Guaranty Agreement in substantially the form attached as Exhibit G (“Guaranty”);

(g)           the Assignment of Overriding Royalty Interest in the form attached as Exhibit H (the “Royalty Interests Assignment”);

(h)           the Registration Rights Agreement, in substantially the form attached hereto as Exhibit I (the “Registration Rights Agreement”);

(i)           certificates evidencing any and all Pledged Securities, along with undated powers endorsed in blank;

(j)           the Warrant; and

(k)           corporation resolutions authorizing the transaction.

This Agreement, the Security Agreement, Assignment Agreement, Deed of Trust, Guaranty, the Royalty Interests Assignment, the Note, the Registration Rights Agreement, the Warrant and other documents and instruments executed in connection herewith are collectively referred to as the “Transaction Documents.”

1.4 Documents Required from Purchaser.  Purchaser must complete, sign and return to the Company:

(a)           an executed copy of this Agreement;

(b)           an executed copy of the Registration Rights Agreement;

(c)           an Accredited Investor Questionnaire in the form attached as Exhibit J (the “Accredited Investor Questionnaire”); and

(d)           an accurate and complete original signed copy of Internal Revenue Service Form W-9 (unless previously delivered).

In addition, Purchaser shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

ARTICLE II
REPAYMENT OF THE NOTES
2.1 Interest Rates and Interest Payments.

(a)           The Note will accrue interest on the outstanding principal amount thereof at a rate equal to fourteen percent (14.00%) per annum.  Interest on the Note will be computed for the actual number of days elapsed on the basis of a year of three hundred sixty (360) days.  Interest will be paid in cash monthly in arrears on the last day of each calendar month, with the first interest payment due and payable on April 30, 2012.

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(b)           From and after the occurrence of an Event of Default, and during the continuance thereof, all principal, interest, or other amounts evidenced by and due under the Note shall bear interest at a rate equal to two percent (2.00%) over the rate otherwise applicable thereto, which such additional default interest shall be paid in cash upon demand by Purchaser (“Default Rate”).

2.2 Repayment of the Principal Amount of the Note.  The Company covenants and agrees to repay to Purchaser the unpaid principal balance of the Note in one (1) principal payment, together with all other Obligations due hereunder, on April 30, 2013 (the “Maturity Date”).  For purposes of this Agreement, “Obligations” mean, collectively, (a) the obligations of the Company to pay any and all of the unpaid principal with respect to the Note, and any other prepayment premium payable hereunder, if any, with respect thereto, and interest, fees and other charges thereon (including without limitation (i) accrued and unpaid interest, and (ii) interest, fees and charges accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), including, without limitation, by prepayment, redemption or otherwise, (b) the obligations of the Company to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note or the other applicable Transaction Documents, and (c) the obligations of the Company to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by it pursuant to this Agreement, the Note or the other applicable Transaction Documents.

2.3 Redemption of the Note.  The Company may (but is not obligated to), at any time when it is not in default hereunder, make an offer to Purchaser for the redemption, at any price, of all or any portion of Purchaser’s Note.  Purchaser shall be entitled to accept or reject the offer in its sole discretion.

2.4 Mandatory Prepayment.

(a)           Prior to the Maturity Date, at the option of Purchaser, the Company shall prepay the Note in whole upon the earliest to occur of any of the following events: (i) any Change of Control (in which such case the Company would be required to repurchase the Note at a price equal to 105% of the principal amount thereof), or (ii) the acceleration by Purchaser of the Note following any Event of Default (as defined below).  For purposes of this Agreement, “Change of Control” means the occurrence of any of the following events: (A) there is a report filed with any securities commission or securities regulatory authority in the United States, disclosing that any acquiror, other than the Company, any Subsidiary (as hereinafter defined) of the Company or any Plan (as hereinafter defined), has acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act (as defined below)) of, or the power to exercise control or direction over, any voting or equity shares of the Company, that together with the voting or equity shares of the Company held by acquiror (which for greater certainty, excludes any securities exercisable or convertible into voting shares which have not been exercised or converted) would constitute voting shares of the Company representing more than fifty percent (50%) of the total voting power attached to all voting shares of the Company then outstanding; or (B) there is consummated any merger, consolidation, or statutory arrangement (involving a business combination) of the Company (1) in which the Company is not the continuing or surviving corporation or (2) pursuant to which any voting shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) a merger, consolidation, or statutory arrangement of the Company in which the holders of the voting shares of the Company immediately prior to the merger, consolidation, or statutory arrangement have, directly or indirectly, more than fifty percent (50%) of the voting shares of the continuing or surviving corporation immediately after such transaction, or (C) there is consummated any sale of all or substantially all of the assets of the Company, other than a sale in which the holders of the voting shares of the Company immediately prior to the sale have, directly or indirectly, more than fifty percent (50%) of the voting shares of the entity or entities that acquire the assets from the Company.

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(b)           In order to allow Purchaser an opportunity to determine whether to exercise such option, Company shall provide Purchaser with written notice (an “Advance Mandatory Prepayment Notice”) of any event described in clauses (i) or (ii) above at least thirty (30) days in advance thereof and, in any event, shall provide Purchaser with an Advance Mandatory Prepayment Notice no more than five (5) Business Days following the earlier of the date on which a responsible officer of the Company becomes aware of any such event.  To exercise such right of prepayment, Purchaser must provide the Company with a written notice (“Mandatory Prepayment Notice”) no more than thirty (30) days after the date on which he receives the Advance Mandatory Prepayment Notice, which Mandatory Prepayment Notice shall specify the portion of the principal of Purchaser’s Note to be repaid.  The Company shall prepay the portion of the principal of the Note that Purchaser has specified is to be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment.  In the event the Company fails to provide Purchaser with an Advance Mandatory Prepayment Notice as provided above, and an event described in clauses (i) or (ii) above shall occur, Purchaser may elect to either (i) provide the Company with a Mandatory Prepayment Notice within ten (10) Business Days after Purchaser becomes aware of the occurrence of such event, in which case, the provisions of this Section 2.4 shall be followed for the prepayment of the principal amount of Purchaser’s Note specified in such Mandatory Prepayment Notice, or (ii) proceed under Section 7.3 hereof.

2.5 Method and Location for Payments.

The Company will pay all sums becoming due on each Note for principal, premium, if any, and interest to Purchaser by the method and at the address specified for such purpose in Exhibit A, or by such other method or at such other address as Purchaser, by reasonable prior written notice, shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, Purchaser shall surrender Purchaser’s Note for cancellation, reasonably promptly after such request, to the Company at its principal executive office.

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2.6 Taxes.

(a)           Any and all payments by the Company hereunder or under the Note or other Transaction Documents that are made to or for the benefit of Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, “Taxes”), excluding (i) taxes imposed on Purchaser’s net income or capital and franchise taxes imposed on Purchaser by the jurisdiction under the laws of which Purchaser is organized, in which Purchaser maintains an office, or any political subdivision thereof, (ii) any backup withholding tax that is required by the Internal Revenue Code of 1986, as amended, and any successor statute thereto (the “Code”) to be withheld from amounts payable to Purchaser or any other beneficial owner of a Note or other Transaction Document that is a United States Person (as that term is defined in Section 7701(a)(30) of the Code) and that has failed to comply with the last sentence of this Section 2.6(a), (iii) any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which Purchaser or any other beneficial owner of a Note or other Transaction Document is located, and (iv) any withholding tax attributable to the failure or inability to comply with Section 2.6(d) by Purchaser or any other beneficial owner of a Note and that is imposed with respect to the requirements of Sections 1471 through 1474 of the Code and any regulations (whether final, temporary or proposed) that are issued thereunder or official governmental interpretations thereof (“FATCA”) (all such nonexcluded Taxes being hereinafter referred to as “Covered Taxes”).  If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note or other Transaction Documents to Purchaser, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), Purchaser receives an amount equal to the sum it would have received had no such deductions been made.  The Company shall make such deductions and the Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.  In addition, the Company agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Transaction Documents or from the execution or delivery by the Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Purchaser of its rights under any and all Transaction Documents, provided, however that the Company shall have no obligation in respect of the foregoing that may arise out of the assignment or other transfer of any Note (collectively, “Other Taxes”).  The Company will indemnify Purchaser for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payment of this indemnification shall be made within thirty (30) days from the date Purchaser provides the Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes.  Any such certificate submitted by Purchaser in good faith to the Company shall, absent demonstrable error, be final, conclusive and binding on all parties.  The obligation of the Company under this Section 2.6 shall survive the payment of the Note and the termination of this Agreement.  Within thirty (30) days after the Company receives a receipt for payment of Covered Taxes and/or Other Taxes, the Company shall furnish to Purchaser the original or certified copy of a receipt evidencing payment thereof.  Any Person to which this Section 2.6(a) applies shall, upon request of the Company, provide such documentation as may be reasonably necessary to establish such Person’s right to exemption from withholding for Covered Taxes and/or Other Taxes, and shall reasonably cooperate with the Company, at the Company’s sole cost and expense, in any action or proceeding to recover from any taxing authority such Covered Taxes and/or Other Taxes, in each case, to the extent legally required to do so; provided, that without limiting the foregoing, Purchaser shall deliver to the Company on or prior to the Closing Date two accurate and complete original signed copies of Internal Revenue Service Form W-9.

(b)           If at any time a beneficial owner of a Note or other Transaction Document is not a United States Person (as that term is defined in Section 7701(a)(30) of the Code), such owner shall provide to the Company two accurate and complete original signed copies of the forms prescribed by the Internal Revenue Service (including, without limitation, an IRS Form W-8BEN, IRS Form W-8ECI or IRS W-8IMY (or successor, substitute or other appropriate forms and, in the case of IRS Form W-8IMY, complete with accompanying forms (which may include IRS Form W-8BEN) with respect to beneficial owners of the payment)) certifying such owner’s exemption from United States withholding taxes with respect to all payments to be made on the Note or other Transaction Documents.  In addition, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such owner will deliver to the Company two new accurate and complete original signed copies of the applicable Internal Revenue Service form establishing such exemption or reduction (such as statements certifying qualification for exemption with respect to portfolio interest) and any related documentation as may be required in order to confirm or establish the entitlement of such owner to a continued exemption from or reduction in United States withholding tax if the owner continues to be so entitled.  No owner shall be required by this Section 2.6(b) to deliver a form or certificate that it is not legally entitled to deliver.  The Company shall not be obligated pursuant to Section 2.6(a) hereof to pay additional amounts on account of or indemnify with respect to United States withholding taxes to the extent that such taxes arise solely due to Purchaser’s or other owner’s failure to deliver forms that it was legally entitled to but failed to deliver under this Section 2.6(b).

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(c)           If Purchaser requires the Company to pay any additional amount to it or to or any governmental authority for its account pursuant to Section 2.6(a), then the Purchaser shall use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.6(a) in the future and (ii) would not subject Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to Purchaser.

(d)           Each beneficial owner of a Note or other Transaction Document that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) shall provide, promptly upon the reasonable demand of the Company, any information, form or document, accurately completed, that may be required in order to demonstrate that such Person is in compliance with the requirements of FATCA, including Section 1471(b) of the Code, if such Person is a foreign financial institution (as such term is defined in Section 1471(d)(4) of the Code), or Section 1472(b) of the Code, if such Person is a non-financial foreign entity (as such term is defined in Section 1472(d) of the Code).

2.7 Maximum Lawful Rate.  It is the intention of the parties hereto to conform strictly to usury laws applicable to Purchaser and the transactions contemplated hereunder.  Accordingly, if such transactions would be usurious under applicable law, then, notwithstanding anything to the contrary in this Agreement, the Note or in any other Transaction Document or agreement entered into in connection with such transactions, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, the Note or any of such other Transaction Documents or agreements or otherwise in connection with such transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of the Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with such transactions shall be cancelled automatically and, if theretofore paid, shall be credited by Purchaser on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Purchaser, as applicable, to the Company).  The right to accelerate the maturity of any Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Purchaser does not intend to collect any unearned interest if in the event of acceleration.  All sums paid or agreed to be paid to Purchaser for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of Purchaser’s Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except (i) as set forth in any of the SEC Reports (as defined in Section 3.1(c) below) or in any documents incorporated by reference therein, or (ii) as set forth on the Disclosure Schedule attached to this Agreement, which, in each case described in subclauses (i) or (ii) immediately above, shall qualify such representations and warranties in their entirety to the extent of the disclosures contained therein and be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to Purchaser that as of the date hereof:

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(a)           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is currently being conducted and to own or lease its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, be reasonably expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (iii)  a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its Obligations under any Transaction Document (the occurrence of any such effect described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).  No proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Subsidiaries.  The Company has no subsidiaries (herein defined with respect to the Company, as any other Person 50% or more of whose voting securities or other ownership interests are directly or indirectly owned by the Company, collectively, “Subsidiaries”) other than Select Resources and TVOG.  The Company owns all of the issued and outstanding capital stock of the Subsidiaries free and clear of any Encumbrances, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non-assessable.  There are no outstanding rights to subscribe for or purchase securities of a Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to conduct its business as it is currently being conducted and to own or lease its properties.  Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(c)           SEC Reports.  The Company has filed with the U.S. Securities and Exchange Commission (“SEC”) all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, from January 1, 2010 through the date hereof (the foregoing reports, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective filing dates, each of the Company’s SEC Reports (unless such SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of the Closing Date, then as of the date of filing of such amendment or superseding filing), complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d)           Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except to the extent that unaudited financial statements may not contain all footnotes required by GAAP, and such statements fairly present in all material respects the financial position of the Company and the Subsidiaries, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  There is no transaction, arrangement or other relationship between the Company, or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(e)           Capitalization.   The capitalization of the Company is as described in its most recently filed quarterly report on Form 10-Q under the Exchange Act, and the Company has not issued any capital stock since the date of such quarterly report, other than pursuant to the exercise of stock options under the Company’s stock option plans, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.  No individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as described in the Company’s SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  For purposes of this Agreement, “Common Stock Equivalents” means, collectively, any rights, warrants or options to subscribe for or purchase shares of Common Stock, or any other stock or securities convertible into or exercisable or exchangeable for shares of Common Stock.

(f)           Authority; Enforceability.  Each of the Company and the Subsidiaries have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which they are a party and otherwise to carry out its obligations thereunder.  The execution and delivery by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, its board of directors or its stockholders.  Each of the Transaction Documents constitutes, or will, when duly authorized, executed and delivered by all parties thereto, other than the Company, constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(g)           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issue and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any of the terms of the Company’s or any of its Subsidiaries’ certificate of incorporation, bylaws or other incorporating or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or a Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except in respect of (ii) and (iii) above, where such would not have a Material Adverse Effect.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Note or Warrant.  No Indebtedness of the Company or any Subsidiary will rank senior to or pari passu with the Note in right of payment or collectability, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

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(h)           No Filings.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and the Subsidiaries of the Transaction Documents, other than: (i) the filing of a Form 8-K disclosing the transactions contemplated hereby, (ii) application(s) to NYSE Amex for the listing of the shares of Common Stock underlying the Warrant for trading thereon in the time and manner required thereby, (iii) the filing of a Form D (Notice of Exempt Offering of Securities) with the SEC and such other “blue sky” notices and filings required by applicable state securities laws, and (iv) any filings required to be made under the Security Agreement.

(i)           Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (in the case of shares of Common Stock), free and clear of all Encumbrances imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the exercise of the Warrant.

(j)           Listing Matters.  The Company’s Common Stock is currently listed for trading on the NYSE Amex.  No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Company’s knowledge, no investigations or proceedings for such purposes are pending or threatened (except for an “early warning letter” delivered from NYSE Amex to the Company on February 20, 2012, with respect to the Company’s potential non-compliance with the minimum continued listing standards contained in Sections 1003(a)(iii) and 1003(a)(iv) of the Amex Company Guide (the “Amex Early Warning Letter”)).

(k)           Finder’s Fees.  Except for an advisory fee paid to Roth Capital Partners, LLC, on December 12, 2011, no Person acting or purporting to act at the request of the Company is entitled to any brokerage, agency or finder’s fee in connection with the purchase and sale of the Securities described herein.

(l)           SOX.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date hereof.  Except as disclosed in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any of its Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

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(m)           Undisclosed Liabilities.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in an SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) neither the Company nor any Subsidiary has altered its method of accounting, (iv) neither the Company nor any Subsidiary has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the SEC any request for confidential treatment of information, except as pertains to the Company’s ongoing document production in connection with the SEC staff subpoenas described in the Company’s Current Report on Form 8-K, dated February 8, 2012.

(n)           Legal Proceedings.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(o)           Permits.  Each of the Company and its Subsidiaries possess all certificates, licenses, approvals, consents, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (collectively, “Permits”), except where the failure to possess such Permits could not reasonably be expected to result in a Material Adverse Effect.  All of the Permits are in full force and effect and the Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Permits. Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Permit.

(p)           Encumbrances; Leases.  Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property described in the SEC Reports as being owned by it, and good and marketable title to all tangible properties and assets described in the SEC Reports as being owned by it, in each case free and clear of all Encumbrances, except for Permitted Encumbrances (as defined in Section 6.2 hereof).  Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The Company and its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease could not reasonably be expected to have a Material Adverse Effect.

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(q)           Intellectual Property Matters.  Each of the Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)           Insurance.  Each of the Company and its Subsidiaries carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its Subsidiaries are in full force and effect; each of the Company and its Subsidiaries is in compliance with the terms of such policies in all material respects; and none of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a material increase in cost.

(s)           Environmental Matters.  Each of the Company and its Subsidiaries (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all Permits required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in each case, where such non-compliance with Environmental Laws, failure to receive required Permits, or liability has not had or would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(t)           Labor Matters.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect.

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(u)           ERISA Matters.  Except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability) (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(v)           Taxes.  Each of the Company and its Subsidiaries has accurately and timely prepared and filed all federal, state, local and foreign income and other tax returns, reports and declarations required to be filed by such Person through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any Subsidiary, nor does the Company or any Subsidiary have any knowledge of any tax deficiencies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to the Company’s or any Subsidiary’s payment of taxes in any material amount except which the Company or such Subsidiary is contesting in good faith and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any Subsidiary for which there is not an adequate reserve reflected in the Company’s financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 31, 2011.

(w)           Affiliate Transactions.  None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) payment of salary or director or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee, officer or director benefits, including restricted stock grants or stock option agreements under any equity incentive plan of the Company, and (iv) the transactions contemplated by this Agreement and each of the other Transaction Documents.

(x)           Investment Company.  Neither the Company nor any Subsidiary is, and immediately after receipt of payment for the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except for the Amex Early Warning Letter, the Company has not, in the 12 months preceding the date hereof, received notice from NYSE Amex on which the Common Stock is listed to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE Amex.  The Company is in compliance in all material respects with all such listing and maintenance requirements, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

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(z)           Unlawful Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa)           OFAC.  Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any Subsidiary will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other Person, which, to the Company's knowledge, will use such proceeds for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(bb)           Compliance.  Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any contract that has been filed or was required to have been filed as an exhibit to the SEC Reports (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its Subsidiaries, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(cc)           Certain Registration Matters. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Note and Warrant by the Company to Purchaser under this Agreement.

Purchaser acknowledges and agrees that neither the Company nor any Subsidiary has made or is making any representations or warranties with respect to the transactions contemplated hereby other than those representations and warranties specifically set forth in this Agreement.

3.2 Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company as follows as of the date hereof:

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(a)           Standing of Purchaser.  Purchaser has the legal capacity and competence to enter into and to execute this Agreement and to observe and perform its covenants and obligations hereunder.

(b)           Authorization and Power.  Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder.  When executed and delivered by Purchaser, the other Transaction Documents shall constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.  In the case of the purchase by Purchaser of the Securities as agent or trustee for any principal, Purchaser is the duly authorized trustee or agent of such beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, this Agreement and all other documentation in connection with the purchase of the Securities hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were Purchaser and is subscribing as principal for its own account and not for the benefit of any other Person for investment only and not for resale and Purchaser’s actions as trustee or agent are in compliance with applicable law and Purchaser and each beneficial purchaser acknowledges that the Company may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Securities for whom it may be acting.

(c)           No Conflict.  The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by Purchaser of the transactions contemplated thereby and hereby do not and will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, debenture, bond, license, lease agreement, instrument or obligation to which Purchaser is a party or by which Purchaser’s respective properties or assets are bound, or (ii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Purchaser or by which any property or asset of Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (ii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Purchaser’s ability to perform its obligations under the Transaction Documents.

(d)           Acquisition for Investment.  Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution.  Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person or entity; provided, however, that by making the representations herein, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and any applicable securities laws of any state of the United States applicable to such disposition.  Purchaser acknowledges that he (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and its Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

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(e)           Securities Act Exemptions; Restrictions on Transfer or Resale.  Purchaser understands that: (i) none of the Securities have been and are not being registered under the Securities Act or any state securities laws, must be held indefinitely and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C)  Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to applicable exemptions from registration, such as Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register any of the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if Purchaser effects a pledge of Securities he shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

(f)           No Offering Memorandum.  Purchaser has not received and has not been provided with documents that may be construed as an “offering memorandum” under applicable securities legislation, and that the decision to enter into this Agreement and purchase the Securities has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company except as expressly set forth in this Agreement

(g)           Offering Jurisdiction.  Purchaser is a resident of and was offered the Securities in the jurisdiction set out in Exhibit A.

(h)           Tax.  Purchaser understands that the investment in and disposition of the Securities may have material tax consequences under the laws of the United States, that none of the Company, nor its counsel, gives any opinion and makes no representation with respect to the tax status of the Company or the consequences to Purchaser, and that it is Purchaser’s sole responsibility to determine and assess such tax consequences as may apply to its particular circumstances.

(i)           No General Solicitation or General Advertising or Directed Selling Efforts.  Purchaser acknowledges that the Securities were not offered to Purchaser by means of any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D), or publicly disseminated advertisements or sales literature, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or the internet, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communications.  Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(j)           Accredited Investor Status; Reliance on Exemptions.  At the time Purchaser was offered the Securities, he was, and as of the date hereof he is: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.  Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Shares.  Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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(k)           Public Information.  Purchaser has not received nor been provided with, has not requested and does not have any need to receive, a prospectus or offering memorandum, within the meaning of applicable securities laws, or any sales or advertising literature in connection with the offering of the Securities, and Purchaser’s decision to subscribe for the Securities was based upon the Transaction Documents, the Company’s publicly available documents included in the Edgar database administered by the Securities and Exchange Commission.  Purchaser’s investment decision was not otherwise based upon, and Purchaser has not relied upon, any other verbal or written representations as to facts made by or on behalf of the Company.

(l)           Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(m)           PATRIOT ACT.  Purchaser represents that the funds representing its respective portion of the Purchase Price for Purchaser’s Securities which will be advanced by Purchaser to the Company hereunder are not proceeds of crime as defined in the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and Purchaser acknowledges that the Company may in the future be required by law to disclose Purchaser’s name and other information relating to this Agreement and Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.  To the best of its knowledge (i) none of the Proceeds to be provided by Purchaser (A) have been or will be derived from or related to any activity that is deemed criminal under the law of the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a Person or entity who has not been identified to Purchaser, and (ii)  Purchaser shall promptly notify the Company if Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

(n)           Personal Information.  Purchaser acknowledges that this Agreement requires Purchaser to provide certain personal information to the Company.  Such information is being collected by the Company for the purposes of completing the proposed offering of Securities, which includes, without limitation, determining Purchaser’s eligibility to purchase the Securities under applicable securities laws, preparing and registering certificates representing the Securities and completing filings required by securities regulatory authorities and/or the NYSE Amex.  Purchaser’s personal information may be disclosed by the Company to:  (i) stock exchanges or securities regulatory authorities, (ii) the Company’s registrar and transfer agent, and (iii) any of the other parties involved in the proposed offering, including legal counsel, and may be included in record books in connection with the offering.  Purchaser further acknowledges that the collection, use and disclosure of personal information by the Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Company’s business.  By executing this Agreement, Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of personal information.

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ARTICLE IV

LEGENDING AND RESTRICTIONS

4.1 Legending.  Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the instruments and certificates representing any of the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

4.2 Hold Periods.  The Securities will be deemed “restricted securities” as defined in Rule 144.  Purchaser acknowledges that the Securities will be subject to a minimum hold period of at least six (6) months under Rule 144, and the hold period on Common Stock issued upon exercise of the Warrant commences on the date of such exercise (unless exercised on a cashless basis).  Purchaser acknowledges that it has been advised to obtain independent legal and professional advice on the requirements of Rule 144, and that Purchaser has been advised that resales of the Securities may be made only under certain circumstances.  Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement, and in all cases pursuant to exemptions from applicable securities laws of any state of the United States.  Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set out and described herein.

4.3 Legend Removal.  Certificates evidencing the Securities shall not contain any legend (a) following any sale of such Securities pursuant to all applicable provisions of Rule 144, if available, (b) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (c) if such legend is not required under applicable requirements of the Securities Act and the holder of the Securities has provided to the Company an opinion of counsel of recognized standing or other evidence of exemption in form and substance reasonably satisfactory to the Company to the effect that the legend is no longer required under the Securities Act.  In relation to (a) and (b) above, the Company shall use reasonable best efforts to cause its legal counsel to issue a legal opinion to the applicable transfer agent for the Securities promptly if required by the transfer agent to effect the removal of the legend hereunder, provided that (i) legal counsel to the Company agrees that the legend may be removed under applicable securities laws and (ii) the holder of the Securities has provided to such legal counsel all necessary representation letters and other evidence as may reasonably be required by legal counsel to satisfy legal counsel that the legend may be removed under applicable securities law and to permit legal counsel to issue the legal opinion.  The Company agrees that at such time as such legend is no longer required under this Section 4.3, it will, no later than three (3) business days following the delivery by Purchaser to the Company or the transfer agent of a certificate representing Securities, as the case may be, issued with a restrictive legend, and, where required, delivery to the Company’s legal counsel of any required representation letters and other evidence as may be required pursuant to this Section 4.3, deliver or cause to be delivered to Purchaser a certificate representing such Securities that is free from all restrictive and other legends.

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4.4 Furnishing of Information; Public Information.  Until the earliest of the time that (a)  Purchaser owns no Securities or (b) the Securities are eligible to be resold by a non-affiliate pursuant to Rule 144(b)(i) without regard for Rule 144(c)(i), the Company covenants to use its reasonable best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation of the Company to issue and sell the Securities to Purchaser at the Closing is subject to the satisfaction by Purchaser, on or before the Closing, of each of the following conditions (unless waived by the Company in its sole discretion):

(a)           Accuracy of Purchaser’s Representations and Warranties.  Each of the representations and warranties of Purchaser contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date).

(b)           Performance by Purchaser.  Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price.  The Purchase Price for the Securities being purchased by Purchaser shall have been delivered to the Company on or before the Closing Date.

(e)           Delivery of Transaction Documents.  The applicable Transaction Documents shall have been duly executed and delivered by Purchaser to the Company.

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(f)           Delivery of Existing Notes.  The original Existing Notes marked “PAID BY RENEWAL” across their respective faces shall be delivered to the Company by Purchaser immediately after the Closing Date and upon receipt of the executed Transaction Documents.

5.2 Conditions Precedent to the Obligation of Purchaser to Close and to Purchase the Securities.  The obligation of Purchaser hereunder to purchase the Securities from the Company at the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions (unless waived by Purchaser in its sole discretion):

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date).

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date, including without limitation, the payment of all principal and accrued and unpaid interest under the Existing Notes and expenses incurred and due under Section 8.1 of this Agreement.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No Action before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Transaction Documents.  At or prior to the Closing, the Company shall have delivered to Purchaser the Transaction Documents, including without limitation, the Note, the Warrant, the Guaranty, the Assignment Agreement, the Deed of Trust, the Security Agreement and the Registration Rights Agreement.

(f)           Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

(g)           Delivery of Title Opinions.   The Company shall have delivered to Purchaser satisfactory title opinions, title reports, or other title due diligence, which title diligence shall be in form and substance reasonably acceptable to Purchaser and shall include information regarding the before payout and after payout ownership interests held by the Company and its Subsidiaries, for all wells located within the legal description described in the Deed of Trust.

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ARTICLE VI

AFFIRMATIVE AND NEGATIVE COVENANTS OF THE COMPANY

6.1 Affirmative Covenants in respect of the Company.  The Company hereby covenants and agrees with Purchaser that the Company will, for so long as the Note is outstanding:

(a)           duly and punctually pay or cause to be paid to Purchaser the principal amount of the Note, interest accrued thereon, in each case payable thereon on the dates, at the places, in the currency, and in the manner specified herein;

(b)           use the net proceeds received by the Company from the issuance of the Note:

A.           first, to complete modification, installation, testing and permitting of steam generation facility; conduct 3D seismic acquisition, reprocessing and interpretation of data,  and complete initial steam injection cycle on five (5)  new vertical wells; and

B.           second, after completing, adequately providing for or reserving for payment of the items set forth in clause (i) above to the reasonable satisfaction of Purchaser, other general corporate purposes and general working capital of the Company and its Subsidiaries;

(c)           subject to the express provisions hereof, carry on and conduct or shall cause to be carried on and conducted its business and the business of its Subsidiaries in a reasonably proper manner and shall keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all its dealings and transactions in relation to its business and the business of its Subsidiaries all in accordance with GAAP for itself and its Subsidiaries, and the Subsidiaries shall continue to be direct or indirect wholly-owned Subsidiaries of the Company;

(d)           furnish to Purchaser:

A.            a copy of the consolidated financial statements, whether annual or interim, of the Company and any report of the Company’s auditors thereon at substantially the same time as such financial statements are filed with the SEC; provided, that for so long as the Company is required to file SEC Reports under the Exchange Act, the requirements of this subsection (d) shall be satisfied by the posting of such information on EDGAR;

B.           a production report within 30 days after the end of each calendar month, setting forth the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for such calendar month from the oil and gas properties subject to a Deed of Trust, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month;

C.           a compliance statement executed by the Chief Executive Officer of the Company with respect to the Company’s compliance with the use of proceeds and the status of the completion of the projects as set forth in Section 6.1(b)(i), including, without limitation, certification that sufficient proceeds are available to complete such projects as contemplated in accordance with the business objectives; and

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D.           such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries or compliance with the terms of this Agreement or any other Transaction Document, as the Purchaser may reasonably request.

(e)           subject to the express provisions hereof, maintain, and cause each of its Subsidiaries to maintain, its respective corporate existence;

(f)           maintain, and cause each of its Subsidiaries to maintain, insurance with reputable insurance companies or associations with respect to its properties and business, in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated;

(g)           cause each of the Company and its Subsidiaries to, from time to time, pay or cause to be paid all taxes, rates, levies, assessments (ordinary or extraordinary), government fees or dues lawfully levied, assessed or imposed upon or in respect of its respective property or any part thereof or upon its income and profits as and when the same become due and payable and to withhold and remit any amounts required to be withheld by it from payments due to others and remit the same to any government or agency thereof, and it shall exhibit or cause to be exhibited to Purchaser, upon the written request of Purchaser, the receipts and vouchers establishing such payment and shall duly observe and conform to all applicable requirements of any governmental authority relative to any of the property or rights of the Company and of its Subsidiaries and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that each of the Company and its Subsidiaries shall have the right to contest in good faith and diligently by legal proceedings any such taxes, rates, levies, assessments, government fees or dues, and during such contest, may deliver or defer payment or discharge thereof;

(h)           with respect to an Area of Mutual Interest (“AMI”), defined to be Sections 25, 26, 35, and 36 of Township 29 South, Range 29 East Mount Diablo Base and Meridian, Kern County, California, the following shall apply:

(A)           All oil and gas leaseholds and producing properties obtained hereafter by Company or its Subsidiaries within the AMI shall be subject to the terms of this Section 6(h) and shall be acquired subject to an overriding royalty to be conveyed by Company or its Subsidiaries to Purchaser as described below.  The overriding royalty described below shall not apply to the leases set forth in that certain Assignment of Overriding Royalty Interests dated of even date herewith between Tri-Valley Oil & Gas Co. and Purchaser;

(B)           An overriding royalty equal to 1.0% of 100% (or 0.0100000) to Purchaser of the proceeds of hydrocarbons sold by Company or its Subsidiaries from lands so acquired by Company or its Subsidiaries within the AMI by executing and delivering to the Purchaser an assignment in the form of Exhibit H attached hereto within ten (10) business days from the date any such lease is entered into by Company or its Subsidiaries as lessee; provided, however, the (i) Company shall at no time have an obligation to enter into any leases within the AMI; and (ii) the assignment is not in violation of any terms of any agreement to which the lands covered by assignment are subject to; and

(C)           Notwithstanding the foregoing, at any time Company or its Subsidiaries may release any lease or property within the AMI, or any part thereof, or allow any such lease or property any part thereof to revert or to terminate at will, or amend at will any lease or agreement governing such lease or property.  Further, Company and its Subsidiaries shall be under no obligation to keep any a leasehold or property within the AMI in effect whether or not such leasehold or property is subject this subsection (h); and

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(i)           (i) cause each Subsidiary of the Company acquired or created after the date of this Agreement (each, a “Supplemental Guarantor”) to become a Guarantor by executing and delivering to the Purchaser the form of Assumption Agreement (Guaranty) attached as Annex 1 to the Guaranty promptly after acquisition or creation of such Subsidiary, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 1.3(j).  With respect to each such Supplemental Guarantor, the Company shall promptly send to Purchaser (A) written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of the Company, (B) all of the data with respect to the ownership of such Subsidiary, and (C) a pledge by the appropriate Person (1) of all of the equity interests of each Subsidiary (including, without limitation, to the extent certificated, delivery of original stock certificates or other certificates evidencing the equity interests of such entity, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) and (2) and execute and deliver such other additional documents and certificates as shall reasonably be requested by the Purchaser.

6.2   Restrictive Covenants in respect of the Company and Subsidiaries.  For so long as the Note is outstanding, the Company hereby covenants and agrees with Purchaser that it will not, and will not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of Purchaser, which may be withheld in its sole and absolute discretion:

(a)           create, incur, assume or suffer to exist any Encumbrance on any assets granted and pledged as collateral to secure the Company’s Obligations under the Transaction Documents (such assets so granted and pledged being referred to herein as the “Collateral”), other than Permitted Encumbrances;

(b)           convey, sell, lease, assign, transfer or otherwise dispose of any Collateral, except (i) for the granting or suffering the imposition of Encumbrances consisting of Permitted Encumbrances, and (ii) that the Company may:

(A)           sell, transfer or otherwise dispose of equipment that is no longer used or useful or surplus equipment, vehicles, inventory and other assets in the ordinary course of business; and/or

(B)           enter into sale/lease back arrangements in respect of equipment comprising the Collateral;

(c)           declare or pay any dividend or make any distribution on its capital stock;

(d)           repurchase, redeem or otherwise acquire for cash or retire for value any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire shares of capital stock of the Company, other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its Subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its Subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, and (iii) repurchases of Common Stock in connection with the settlement of disputes with any stockholder;

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(e)           make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, any Indebtedness (other than Permitted Indebtedness), if at the time such payment is made, an Event of Default has occurred and is continuing; or

(f)           enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate (as defined in Securities Act Rule 405), except for fair consideration and on terms no less favorable to the Company or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

For purposes of this Agreement, the following terms shall have the following meanings:

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, claim, encumbrance, right of first refusal, preemptive right or other restrictions of any kind.

 “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other Encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) hedging obligations; and (xi) obligations under convertible securities. In addition, the term “Indebtedness” of the Company or its Subsidiaries, as applicable, includes (a) all Indebtedness of others secured by an Encumbrance on any assets of any of the Company or any of its Subsidiaries (whether or not such Indebtedness is assumed by the Company or such Subsidiaries), and (b) to the extent not otherwise included, the guarantee by any of the Company or any of their Subsidiaries of any Indebtedness of any other Person.  For the sake of clarity, and notwithstanding anything else to the contrary contained in this Agreement, in no event shall amounts referred to in the fourth bullet point under the caption “OPUS Matters” contained in Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC on August 19, 2011, as amended by Amendment No. 1 thereto, filed with the SEC on November 17, 2011, be deemed to constitute “Indebtedness” for purposes of this Agreement.

“Permitted Encumbrances” means (i) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Encumbrance created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Encumbrances (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Encumbrance is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Encumbrances incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Encumbrances of the type described in clauses (i)-(iv) above, provided that any extension, renewal or replacement Encumbrance shall be limited to the property encumbered by the existing Encumbrance and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Encumbrances securing any Permitted Indebtedness, (vii) Encumbrances securing the Company’s Obligations under the Note; (viii) Encumbrances arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; and (ix) Encumbrances described in the fifth bullet point under the caption “OPUS Matters” contained in Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC on August 19, 2011, as amended by Amendment No. 1 thereto, filed with the SEC on November 17, 2011.

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“Permitted Indebtedness” means the principal of, interest on, and all fees and other amounts payable by the Company and/or its Subsidiaries under or in connection with any Indebtedness for borrowed money, whether outstanding on the date of issuance of the Note or hereafter created, that is expressly subordinate in right of payment and priority to the Note.

6.3 Reserve Reports.  The Company (a) within 60 days of the Closing Date, and (b) thereafter, quarterly shall furnish to the Purchaser a Reserve Report (as defined below) in form and substance reasonably satisfactory to the Purchaser, prepared by a petroleum engineer satisfactory to the Purchaser in its sole and absolute discretion. “Reserve Report” means each report setting forth, the oil and gas reserves attributable to the Mortgaged Properties (as defined in the Deed of Trust) of the Company and its Subsidiaries, together with a projection of the rate of production and future net income, severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time.

ARTICLE VII

EVENTS OF DEFAULT

7.1 Events of Default.  An “Event of Default” means the occurrence of one or more of the following described events, unless otherwise waived in writing by Purchaser:

(a)           the Company shall default in the payment of interest on and/or the principal of the Note when due, whether at maturity, upon any scheduled payment date or by acceleration or otherwise, and such default continues for a period of at least three (3) business days;

(b)           any representation or warranty herein (including, without limitation, the schedules hereto) made by the Company, any certificate furnished pursuant to the provisions hereof, or made by the Company or any of its Subsidiaries in any other Transaction Document, shall prove to have been untrue in any respect in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, or in any material respect in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification, as of the time made or furnished;

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(c)           the Company or any of its Subsidiaries shall default in the performance of any other covenant, condition or provision of this Agreement or any other Transaction Document, and such default shall not be remedied or waived within thirty (30) days following the earlier of (i) receipt of written notice from Purchaser of such default or (ii) actual knowledge by a responsible officer of the Company of such default;

(d)           any Insolvency Event shall occur with respect to the Company or any of its Subsidiaries;

(e)           (i) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $50,000 or more in the aggregate for all such judgments, orders or decrees for the Company and its Subsidiaries, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days (or such longer period, not in excess of sixty (60) days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a required divestiture of any Collateral estimated to have a fair value in excess of $50,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days (or such longer period, not in excess of sixty (60) days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof;

(f)           any material provision of any Transaction Document shall at any time after the Closing for any reason other than as expressly permitted hereunder or under such Transaction Document or satisfaction in full of the Obligations, ceases to be in full force and effect; or the Company or any of its Subsidiaries denies in writing that it has any or further liability or obligation under any Transaction Document or purports to revoke, terminate or rescind any Transaction Document;

(g)           the Company or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) default in the observance or performance of any agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to come due prior to its stated maturity; or any such Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the state maturity thereof);

(h)           any Encumbrance purported to be created by any of the Transaction Documents or any document executed in connection therewith shall cease to be in full force and effect (other than in accordance with the terms hereof and thereof), or shall cease to give Purchaser the Encumbrances, rights, powers and privileges purported to be created and granted under such Transaction Documents (including a perfected first-priority security interest in and lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Transaction Document)) or shall be asserted by the Company or any Subsidiary not to be, a valid, perfected, first-priority (except as otherwise expressly provided in this Agreement or such Transaction Document) security interest in or Encumbrance on any Collateral covered thereby, in each case for any reason other than an affirmative act by Purchaser or the failure of Purchaser to take any action within its control.

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7.2 Defined Terms.  As used in this Article VII, the following terms have the meanings assigned to such terms below:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Insolvency Event” means, with respect to any Person: (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code or any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of sixty (60) days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; (x) such Person admits in writing its inability to pay its debts when due; or (xi) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

“Material Indebtedness” means, as to the Company or any of its Subsidiaries, any particular Indebtedness of the Company or such Subsidiary in excess of the aggregate principal amount of $100,000.

7.3 Consequences of Event of Default.

(a)           Bankruptcy.  If an Event of Default specified in subsection (d) of Section 7.1 hereof shall occur, the advanced but unpaid balance of the Note and interest accrued thereon and all other liabilities of the Company to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

(b)           Other Defaults.  If any other Event of Default shall occur and be continuing, the Purchaser may, at its option, by written notice to the Company, declare the entire advanced but unpaid balance of the Note, and interest accrued thereon, and all other Obligations of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

Senior Note and Warrant Purchase Agreement - Page 27	2

(c)           Remedies.  In connection with any Event of Default and any acceleration under Section 7.3, Purchaser is entitled in its sole discretion to exercise any other right or remedy available under any of the Transaction Documents, including the Security Agreement and Deed of Trust, or under applicable laws.

ARTICLE VIII

MISCELLANEOUS

8.1 Fees and Expenses.  The Company, on behalf of itself and its Subsidiaries, shall reimburse Purchaser or its designee(s) for reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) in the following amount: (a) Fifty Thousand Dollars (US$50,000), plus (b) 50% of the amount of such costs and expenses incurred in excess of Fifty Thousand Dollars (US$50,000).

8.2 Specific Performance; Consent to Jurisdiction; Venue; Damages.

(a)           The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in the County of Los Angeles, California, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that such venue is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in the County of Los Angeles, California.  The Company and Purchaser consent to process being served in any such Action by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law.  The Company and Purchaser hereby agree that the prevailing party in any Action arising out of or relating to the Securities, this Agreement or the other Transaction Documents shall be entitled to reimbursement for reasonable and documented legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

(c)           To the fullest extent permitted by applicable laws, each of the Company and Purchaser, on behalf of itself and their respective affiliates, and each of their respective successors and assigns, agrees not to assert and each hereby irrevocably and unconditionally waives any claim against another party hereto, such party’s Affiliates, or the officers, directors, employees, advisors and agents of such party or its affiliates, on any theory of liability for punitive, remote or speculative damages under this Agreement.

8.3 Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and Purchaser.

Senior Note and Warrant Purchase Agreement - Page 28	2

8.4 Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Tri-Valley Corporation
4927 Calloway Drive
Bakersfield, California 93312
Attention: Chief Executive Officer
Tel. No.: 661-864-0500
Fax No.:

with copies (which copies shall not constitute notice to the Company) to:	K&L Gates LLP
1900 Main Street, Sixth Floor
Irvine, California 92614
Attention: Joshua Lane
Tel. No.: 949-253-0900
Fax No.: 949-253-0902

If to Purchaser:	At the address of Purchaser set forth on Exhibit A to this Agreement.

with copies (which copies shall not constitute notice to the Purchaser) to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, DC 20037-1122
Attention: Robert B. Robbins
Tel. No.: 202-663-8136
Fax No.: 202-513-8050

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

8.5 Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  This provision constitutes a separate right granted to Purchaser by the Company and shall not in any way be construed as Purchaser acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Senior Note and Warrant Purchase Agreement - Page 29	2

8.6 Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

8.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  Subject to Article IV, Purchaser may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

8.8 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8.10 Survival.  The agreements and covenants set forth in Article II and Section 8.15 of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

8.11 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered (including by pdf or facsimile format) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

8.12 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the trading day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) by the second Business Day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transaction and including the Transaction Documents as exhibits thereto.  From and after the issuance of such press release and Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.  The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

8.13 Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

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8.14 Further Assurances.  From and after the date of this Agreement, upon the request of Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

8.15 Indemnity.

(a)           Subject to the provisions of this Section 8.15 and to the extent permitted by law, the Company will indemnify and hold Purchaser, its Affiliates, and its and their respective beneficiaries, trustees, heirs, directors, managers, officers, stockholders, members, partners, employees, agents, successors and assigns (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Damages”) that any Purchaser Party may suffer or incur due to a claim by a third party as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, or (ii) any action instituted against Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by this Agreement (except to the extent such Damages are based upon a breach of Purchaser’s representations, warranties or covenants under this Agreement or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to the Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement.

(b)           The obligations in this Section 8.15 shall survive payment of all Obligations pursuant hereto and the Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has caused this Senior Secured Note and Warrant Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

TRI-VALLEY CORPORATION, a Delaware corporation

By:	/s/ Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer

Senior Note and Warrant Purchase Agreement – Signature Page

IN WITNESS WHEREOF, the undersigned has caused this Senior Secured Note and Warrant Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

GEORGE T. GAMBLE 1991 TRUST

By:	/s/ G. Thomas Gamble
G. Thomas Gamble, Trustee

Senior Note and Warrant Purchase Agreement – Signature Page

EXHIBIT A

PURCHASER

Names and Addresses of Purchaser	Original Principal Amount of Note and Number of Warrants Purchased	Purchase Price
George T. Gamble 1991 Trust c/o G. Thomas Gamble, Trustee P.O. Box 128 Oakville, CA 94562	Initial Principal Amount: U.S.$3,298,309.84 Warrant to Purchase 3,000,000 shares of Common Stock
Cancellation of outstanding principal indebtedness plus accrued and unpaid interest in the aggregate amount of $3,298,309.84 under the following promissory notes issued by the Company and held by Purchaser:

● Promissory Note dated August 29, 2011, in the original principal amount of $150,000.00
● Promissory Note dated October 13, 2011 in the original principal amount of $1,000,000.00; and
● Promissory Note dated November 10, 2011, in the original principal amount of $2,000,000.00
● plus interest therein in the amount of $148,309.84

Senior Note and Warrant Purchase Agreement – Exhibit “A”

EXHIBIT B

FORM OF NOTE

Senior Note and Warrant Purchase Agreement – Exhibit “B”

EXHIBIT C

FORM OF WARRANT

Senior Note and Warrant Purchase Agreement – Exhibit “C”

EXHIBIT D

FORM OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Senior Note and Warrant Purchase Agreement – Exhibit “D”

EXHIBIT E

FORM OF ASSIGNMENT AGREEMENT

Senior Note and Warrant Purchase Agreement – Exhibit “E”

EXHIBIT F

FORM OF DEED OF TRUST

ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

Senior Note and Warrant Purchase Agreement – Exhibit “F”

EXHIBIT G

FORM OF GUARANTY AGREEMENT

Senior Note and Warrant Purchase Agreement – Exhibit “G”

EXHIBIT H

FORM OF ROYALTY INTEREST ASSIGNMENT

Senior Note and Warrant Purchase Agreement – Exhibit “H”

EXHIBIT I

FORM OF REGISTRATION RIGHTS AGREEMENT

Senior Note and Warrant Purchase Agreement – Exhibit “I”

EXHIBIT J

ACCREDITED INVESTOR QUESTIONNAIRE

The Purchaser understands and agrees that the Securities have not been and will not be registered under the Securities Act, or applicable securities laws of any state of the United States, and the Securities are being offered and sold to the Purchaser in reliance upon exemptions available under Rule 506 of Regulation D under the Securities Act and/or Section 4(2) of the Securities Act.

Capitalized terms used in this Exhibit J and defined in the Agreement to which this Exhibit J is attached have the meaning defined in the Agreement unless otherwise defined herein.

The undersigned (the “Purchaser”) represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Company, (and acknowledges that the Company is relying thereon) that:

(a)
it is purchasing the Securities for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a “Beneficial Purchaser”), for investment purposes only and not with a view to resale or distribution in violation of applicable securities laws; provided, however, that this paragraph shall not restrict the Purchaser from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(b)
it, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Securities is an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D, as indicated below (the Purchaser must initial “PUR” for the Purchaser, and “BP” for each Beneficial Purchaser, if any, on the appropriate line(s)):

_____ Category 1.	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_____ Category 4.	An insurance company as defined in Section 2(a)(13) of the Securities Act; or

_____ Category 5.	An investment company registered under the United States Investment Company Act of 1940, as amended; or

_____ Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940, as amended; or

_____ Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended; or

Senior Note and Warrant Purchase Agreement – Exhibit “J”

_____ Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US $5,000,000; or

_____ Category 9.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____ Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended; or

_____ Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, limited liability company or a partnership, not formed for the specific purpose of acquiring the Units offered, with total assets in excess of US $5,000,000; or

_____ Category 12.	Any director or executive officer of the Company; or

_____ Category 13.
A natural person (or an IRA (Individual Retirement Account), the beneficial owner of which is such natural person) whose individual net worth, or joint net worth with his or her spouse, excluding the value of his or her primary residence net of any mortgage obligation secured by the property, exceeds US$1,000,000.  For purposes of this calculation, if the mortgage or other indebtedness secured by the Purchaser’s primary residence exceeds its value and the mortgagee or other lender has recourse to the Purchaser personally for any deficiency, the amount of any excess must be considered a liability and deducted from the Purchaser’s net worth; or

_____ Category 14.
A natural person (or an IRA (Individual Retirement Account), the beneficial owner of which is such natural person) who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____ Category 15.
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act; or

_____ Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

Senior Note and Warrant Purchase Agreement – Exhibit “J”

The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser or any Beneficial Purchaser set forth herein which takes place prior to the Closing.

Name of Entity

Type of Entity

Signature of Person(s) Signing

Print or Type Name and Title(s) of Person(s) Signing

Senior Note and Warrant Purchase Agreement – Exhibit “J”